EXHIBIT 3 (b)

                                     BY-LAWS

                                       OF

                                  OLERAMMA, INC.

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ARTICLE I

OFFICES

1. THE PRINCIPAL OFFICES of the corporation shall be in the City of Las Vegas, in the County of Clark and in the State of Nevada. The corporation may have such other offices within or without the State of Nevada and the State of Arizona as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II

STOCKHOLDERS

1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the first Monday in August of each year commending with the year 1998 at the hour of 10:00 a.m. for the purpose of electing directors and officers and for the transaction of other business that may come up before the meeting. If the day fixed for the annual meeting shall be declared a legal holiday, such meeting shall be held on the next succeeding business day.

2. SPECIAL MEETING. Special meeting of the stockholders may be called by the directors, or by the President. Special meetings shall be called any time upon the request of the stockholders owning ten percent (10%) of the outstanding stock of the corporation entitled to vote at such meeting.

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3.  PLACE OF MEETING.  All meetings of the stockholders shall be held at the principal office of the corporation in the City of Las Vegas, State of Nevada or at such other place as shall be determined from time to time by the Board of Directors. If the place of the meeting is not at the principal offices of the corporation, the place of such meeting shall be stated in the call of the meeting.

4. NOTICE OF MEETING. Notice of the time and place of the annual meeting of stockholders shall be given by mailing written notice of the meeting at least ten (10) days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. The notice of the time and place of special meetings shall be given by written notice or by personal notice of the meeting at least five (5) days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting.

5. CLOSING OF TRANSFER BOOKS. For the purpose of determining the stockholders entitled to notice of or entitled to vote at any regular meeting of stockholders or any special meeting, or of determining the stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Directors of the corporation shall provide that the stock transfer books be closed for a stated period, but not to exceed in any case five (5) days. If the stock transfer books are to be closed for the purpose of determining stockholders entitled to noticed of a special meeting or of the annual meeting of stockholders, such book shall be closed for at least fourteen (14) days immediately preceding such meeting. For the purpose of determining stockholders entitled to receive payment of dividends or in order to make a determination of stockholders for any other purpose, the Directors of the corporation shall specify a date when the stock transfer books are closed for a determination of stockholders.


6. VOTING LISTS. The officer or agent in charge of the stock transfer books for the corporation shall prepare before each meeting of stockholders a complete list of stockholders entitled to vote at the meeting arranged in alphabetical order with the address of and number of shares held by each person. The list shall be prepared five (5) days prior to the stockholders' meeting and shall be keep on file at the principal office of the corporation and subject to inspection during normal business hours by any stockholder. The list shall also be produced and kept open at the stockholders' meeting and shall be subject to inspection by any stockholder during the meeting.

7. QUORUM. The quorum at any annual of special meeting of stockholder shall consist of stockholders representing, capital stock of the corporation entitled to vote at such meetings, except as otherwise specifically provided by law or in the Articles of Incorporation. If a quorum is not present at a properly called stockholders' meeting, the meeting shall be adjourned by then present and an additional and further notice sent to all stockholders notifying them of the adjournment of the meeting and the date and time and place of the adjourned meeting. At such adjourned meeting, at which a quorum is present or represented, business may be transacted which might have been transacted at the meeting as originally notified.

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8.  PROXIES.   At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by their duly authorized attorney in fact.

9. VOTING. At all elections for directors or trustees of the corporation, each shareholder may cast as many votes in the aggregate as he is entitled to vote under its charter, multiplied by the number of directors or trustees
to be elected.   Each shareholder may cast a whole number of votes, either
in person or by proxy, for one candidate or distribute said votes among two or more candidates. On all other matters each shareholder shall have one vote for each share of stock owned by the shareholder. All elections for directors or trustees of the corporation shall be decided by plurality vote. All other questions shall be decided by majority vote.

10. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as follows:

  1.  Roll call.

  2.  Proof of notice of meeting or waiver of notice.

  3.  Reading of minutes of preceding meeting.

  4.  Reports of  Officers.

  5.  Reports of Committees.

  6.  Election of Directors.

  7.  Unfinished Business.

  8.  New Business.

11. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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ARTICLE III

BOARD OF DIRECTORS

1. GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors consisting of not less than one or more than seven directors. The Board of Directors shall be elected for a term of one year and shall hold office until the successors are elected and qualified. Directors need not be stockholders. In addition to the power and authority granted by the By-Laws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things that are not forbidden by statute, Articles of Incorporation, or by these By-Laws.

2. VACANCIES. All vacancies in the Board of Directors, whether caused by resignation, death of otherwise, may be filled by a majority vote of the remaining director or directors, even though they constitute less than a quorum, or by a majority vote of the stockholders. This may be accomplished at any special or regular meeting of the Board of Directors or by the stockholders at any regular or special meeting. A director thus elected to fill any vacancies shall hold office for the unexpired term of their predecessor and until their successor is elected and qualified.

3.  REGULAR MEETINGS.   A regular meeting of the directors shall be held at
the same time as the annual meeting of stockholders. No notice of the regular meeting of the Board of Directors shall be sent. The directors may provide by resolution the time and place for the holding of additional regular meetings other than the meeting at the annual meeting of stockholders, by giving notice under their same provisions as that notice given of a stockholders meeting.

4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President, or in his absence, by the Vice President, or by any two directors, to be held at the time and place designated in notice of special meeting. The notice of special meeting shall be in the same form and done in the same manner as the notice given for stockholders' meeting.

5. QUORUM. The majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business. If less than a quorum is present, the meeting shall be adjourned. Any resolution adopted in writing and executed and signed by a majority of the Board of Directors, accompanied with a showing that the resolution had been presented to all directors, shall constitute and be a valid resolution as if the resolution had been adopted at a meeting at which all directors were present. Such resolution shall in all respects bind the corporation and constitute full and complete authority for the officers acting pursuant to it.

6. REMOVAL. Any director may be removed for cause by the majority vote of the stockholders or by a majority vote of the Board of Directors. Any director may be removed without cause by a majority vote of the stockholders.

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7.  RESIGNATION.  Any director may resign at any time by giving written notice to the Board of Directors and the President of the Secretary or the
corporation.   The resignation shall be effective upon receipt of the notice and the acceptance of the resignation shall not be necessary to make it effective.

8. COMPENSATION. No compensation shall be paid to directors as such for their services but the Board of Directors by resolution can fix a sum for expenses for actual attendance at each regular or special meeting of the Board. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving a compensation therefore.

9. PRESUMPTION OF ASSENT. A director of a corporation who is present at a meeting of the Board of Directors at which action on any corporate matter has been taken, will be presumed to have assented to the action taken unless their dissent is entered in the minutes of the meeting or unless they had filed their written dissent to such action with the person acting as the Secretary.


ARTICLE IV

OFFICERS

1.  OFFICERS.   The officers of the corporation shall be a President,
Vice-Presidents (if needed), a Secretary (if needed) and a Treasurer (if needed).

2. ELECTION AND TERM OF OFFICERS. The officers of the corporation shall be elected annually at the regular meeting of the Board of Directors. Each officer shall hold office for one year or until their successor shall have been duly elected and qualified. They can resign by giving written noticed to any member of the Board of Directors of the corporation. The resignation shall take effect upon receipt thereof and the acceptance shall not be necessary to make it effective.

3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment, the best interests of the corporation would be served by such removal. Such removal shall be without prejudice to the contractual rights, if any, of the persons so removed.

4. VACANCIES. A vacancy in any office because of death, resignation removal, disqualification or otherwise, may be filled by the directors for the unexpired position of the term.

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5.  PRESIDENT.   The President shall be the principal executive officer,
shall generally supervise and control all the business and affairs of the corporation. The President shall preside at all meetings of stockholders and of directors. He shall sign with the Secretary, Certificates for share of Common Stock. The President shall also sign deeds, mortgages, bonds, contracts of any other instrument which the directors have authorized to be executed by the President. The President shall be responsible for the Corporate Books, unless this is delegated to another officer. The President in general shall perform all the duties incident to the office of President and such other during as may be prescribed by he directors from time to time.

6. VICE-PRESIDENTS. In the absence of the President, or in the event of a death, inability or refusal to act, the Vice-President shall perform the duties of the President. When they are so acting, they shall have all the powers of and by subject to all the restrictions of the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the directors. The Vice-President shall serve in equal capacity.

7.  SECRETARY.   The secretary shall keep the minutes of the stockholders
and of the directors meetings and shall see that all notices are duly given in accordance with the provisions of these By-Laws. The secretary shall issue the notices for all meetings except that a notice of a special meeting of the directors called at the request of two directors may be issued by those directors. The secretary shall keep a register of the post office address of each stockholder and shall have general charge of the stock transfer books unless this duty is given to a Transfer Agent. The secretary shall make reports and perform such other duties as are incident to their office or are properly required of them by the Board of Directors or the President.

8.  TREASURER.   The treasurer shall have charge and custody of and be
responsible for all funds and securities of the corporation. He/she shall receive monies due to the corporation and give receipts therefore and shall disperse the funds of the corporation in payment of the demands against the corporation as directed by the officers and the Board of Directors. He/she shall perform all duties incident to this office of as properly required of him/her by the officers or the Board of Directors. If required by the directors, the treasurer shall give a bond for faithful discharge of his/her duties in such sum as the directors shall determine.

9.  INABILITY TO ACT.   In case of absence or inability to act of any officer
of the corporation, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer of the corporation.

10.  SALARIES.   Salaries of all officers of the corporation shall be fixed by a vote of the Board of Directors.

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ARTICLE V

STOCK

1.  CERTIFICATES.   Certificates representing share of the corporation shall
be in a form designated by the directors. Such certificates shall be signed by the President and Secretary. All certificates for shares shall be consecutively numbered. The name and address of the stockholder, the number of shares, and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until, the former certificate for a like number of share has been surrendered and canceled. The exception is the case of a lost or destroyed or mutilated certificate and in such case a new one may be issued when the person claiming that the certificate was lost, destroyed or mutilated certifies to the corporation of that fact and indemnifies the corporation.

2.  TRANSFER OF SHARES.   A transfer of stock shall be made only upon the
transfer books of the corporation kept at the office of the corporation or so elected held at a Transfer Agent office. Only registered stockholders in the transfer books of the corporation shall be entitled to be treated by the corporation as the holders in fact of stock. The corporation shall not be bound to recognize any equitable or other claims to or any interest in any share of stock which is not recorded upon the transfer books of the corporation in a manner prescribed by these By-Laws except as expressly provided by the laws of the State of Nevada.

ARTICLE VI

FISCAL YEAR

1. FISCAL YEAR. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December.

ARTICLE VII

DIVIDENDS

1. DIVIDENDS. The directors may from time to time declare and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by these By-Laws.

ARTICLE VIII

SEAL

1. SEAL. The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon, the name Oleramma, INC., State of Nevada, 1998 and the words "corporate seal."

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ARTICLE IX

WAIVER OF NOTICE

1.  WAIVER.   Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether made before or after the time stated thereon, shall be deemed equivalent to giving of such notice.

ARTICLE X

AMENDMENTS

1. AMENDMENTS. Alterations or amendments may be made by an affirmative vote of at least two-thirds of the stockholders in any duly called special or regular meeting or by a majority of the Board of Directors at any duly called regular or special meeting.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 22nd day of September, 1998.

                                              /s/ Linda Pike
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                                             Secretary